IntelGenx Secures Leadership Succession

SAINT LAURENT, QUEBEC, April 24, 2013 – Horst Zerbe, President and CEO of IntelGenx Corp. (TSX-V: IGX) (OTCQX: IGXT) (“IntelGenx” or the “Company”) today announced that Rajiv Khosla RPh, PhD, MBA has been appointed Chief Operating Officer and Chief Scientific Officer of the Company, effective immediately. Dr. Khosla has been a member of the Company’s board of directors for the past two years and, in accordance with the employment agreement, has now relinquished his board position.

“I am elated that Dr. Khosla has agreed to bring his outstanding leadership abilities and vision to IntelGenx on a full-time basis,” Dr. Zerbe said, adding that the appointment is key to the Company’s strategic plan for smooth succession, continuity and growth.

“We have secured the right leadership for the future,” Dr. Zerbe said. “Rajiv has a record of success in business development and in leading growth in our sector. Those are essential attributes as IntelGenx moves forward.”

Dr. Zerbe also noted that Dr. Khosla has deep knowledge in drug delivery systems. He is the first COO at IntelGenx. The succession plan will see Dr. Khosla become CEO and President of IntelGenx on January 1, 2014 and for Dr. Zerbe, who built the Company from the ground up, to remain as Chairman of the board of directors and continue to provide expertise in research and development, and manufacturing.

Since the beginning of this year, Dr. Khosla has been a consulting member of the IntelGenx management team, assisting with strategic operations, business development activities and advising on current and future pharmaceutical project development.

IntelGenx, a Canadian company, develops drug delivery systems that solve challenges encountered in oral drug delivery, with technologies that improve the performance of a wide variety of pharmaceutical compounds. IntelGenx has developed capacities to tailor drug release profiles and target specific absorption sites to unlock the full therapeutic potential of a drug. It recently submitted a new drug application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for its anti-migraine oral film product, a novel oral thin-film formulation based on its proprietary VersaFilm™ technology

Dr. Khosla has remarkable experience and credentials including, among other senior positions, five years as Vice President of Business Development at Biovail Corporation, a Canadian pharmaceutical company operating internationally. Whilst there, Dr. Khosla successfully led the transaction process for more than 75 deal opportunities in a variety of therapeutic areas.

He holds a Ph.D. in pharmaceutical science, with a thesis on Oral Drug Delivery Technology; an Executive MBA from the Henley Business School in England, a Bachelor of Pharmacy (Honours) from the University of Nottingham, England and is a registered pharmacist in the UK.

About IntelGenx:
IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:
This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx’ actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:

Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com